EXHIBIT 10.11

LOAN AND SECURITY AGREEMENT

Dated as of October 15, 2004

Among

DATREK PROFESSIONAL BAGS, INC. and

MILLER GOLF COMPANY

(Borrowers)

and

FCC, LLC, d/b/a First Capital

(Lender)

Attachments:

Schedule

Exhibit A - Form of Borrowing Base Certificate

Exhibit B - Form of Compliance Certificate

-i-

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of this 15th day of October, 2004 among DATREK PROFESSIONAL BAGS, INC., a Florida corporation formerly known as Datrek Acquisition, Inc. (“Datrek”), MILLER GOLF COMPANY, a Florida corporation formerly known as Miller Acquisition, Inc. (“Miller”; Datrek and Miller are referred to herein individually as a “Borrower” and collectively as the “Borrowers”), and FCC, LLC, d/b/a FIRST CAPITAL, a Florida limited liability company (“Lender”).

RECITALS:

WHEREAS, on the date hereof, Datrek has acquired substantially all of the assets of Datrek Professional Bags, Inc., a Tennessee corporation to be known as                          (“Datrek Seller”); and

WHEREAS, on the date hereof, Miller has acquired substantially all of the assets of Miller Golf Company, LLC, a Florida limited liability company to be known as                                  (“Miller Seller”); and

WHEREAS, after giving effect to such acquisitions and the Mergers (as such term and other capitalized terms used herein without definition are defined in Section 1 below), Datrek and Miller are each direct, wholly-owned subsidiaries of Parent; and

WHEREAS, Borrowers have requested that Lender provide Borrowers with a credit facility on the terms set forth herein, which credit facility Borrowers will use for the purposes permitted hereunder; and

WHEREAS, in order to utilize the financial powers of Borrowers in the most efficient and economical manner, and in order to facilitate the financing of Borrowers’ working capital needs, Lender will, at the request of Borrowers, extend financial accommodations to Borrowers based on the combined borrowing base of Borrowers in accordance with the provisions set forth in this Agreement; and

WHEREAS, Borrowers’ business is a mutual and collective enterprise, and Borrowers believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of Borrowers and facilitate the administration of their loan relationship with Lender, all to the mutual advantage of Borrowers; and

WHEREAS, each Borrower acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to Borrowers as provided in this Agreement, by virtue of Borrowers’ various inter-relationships as joint guarantors or joint obligors and the beneficiaries thereof, as lessors and lessees, as suppliers and customers, and as joint venturers; and

WHEREAS, Lender’s willingness to extend financial accommodations to Borrowers, and to administer Borrowers’ collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers’ request and in furtherance of Borrowers’ mutual and collective enterprise.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

1. Definitions. For purposes of this Agreement:

“Accounts” means all presently existing or hereafter arising accounts receivable due any Borrower (including medical and health-care-insurance receivables), book debts, notes, drafts and acceptances and other forms of obligations now or hereafter owing to any Borrower, whether arising from the sale or lease of goods or the rendition of services by such Borrower (including any obligation that might be characterized as an account, contract right, general intangible or chattel paper under the UCC), all of any Borrower’s rights in, to and under all purchase orders now or hereafter received by such Borrower for goods and services, all proceeds from the sale of Inventory, all monies due or to become due to any Borrower under all contracts for the sale or lease of goods or the rendition of services by such Borrower (whether or not yet earned) (including the right to receive the proceeds of said purchase orders and contracts), all collateral security and guarantees of any kind given by any obligor with respect to any of the foregoing, and all goods returned to or reclaimed by any Borrower that correspond to any of the foregoing.

“Acquisition Documents” means the Datrek Acquisition Documents and the Miller Acquisition Documents.

“Acquisitions” means the Datrek Acquisition and the Miller Acquisition.

“Affiliate” means, with respect to a Person, (a) any family member, officer, director, employee or managing agent of such Person, and (b) any other Person (i) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) that, directly or indirectly beneficially owns or holds 15% or more of any class of voting stock or partnership or other interest of such Person or any subsidiary of such Person, or (iii) 15% or more of the voting stock or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a subsidiary of such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

“Agreement Date” means the date as of which this Agreement is dated.

“Borrowers’ Agent” means Datrek, in its capacity as agent for the Borrowers in accordance with Section 2(l).

“Borrowing Base” has the meaning set forth in Item 1 of the Schedule.

“Borrowing Base Certificate” means the certificate, substantially in form of Exhibit A, with appropriate insertions, to be submitted to Lender by Borrowers’ Agent pursuant to this Agreement and certified as true and correct by the Chief Executive Officer or the Chief Financial Officer of Datrek.

“Business Day” means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of Georgia or which is a day on which Lender is otherwise closed for transacting business with the public.

“Cash Collateral Pledge Agreement” means, collectively, all agreements and documents with respect to the cash collateral pledged by Parent to Lender as security for the Obligations and the obligations of Parent under the Parent Guaranty.

“Collateral” has the meaning set forth in Section 5(a).

“Collateral Assignment” means that certain Collateral Assignment of Documents and Agreements of even date herewith by Borrowers in favor of Lender pursuant to which Borrowers collaterally assign to Lender all of each Borrower’s rights and remedies under the Merger Documents, the Acquisition Documents, the Securities Purchase Agreement and all other documents and agreements contemplated thereby.

“Customer” means any customer of any Borrower.

“Datrek Acquisition” means the acquisition by Datrek of certain assets and liabilities of Datrek Seller pursuant to the Datrek Acquisition Documents.

“Datrek Acquisition Documents” means that certain Asset Purchase Agreement dated as of October 15, 2004 among Datrek, Datrek Seller, Dennis Ryan and Deborah Ryan, together with all other agreements, instruments, opinions of counsel and other documents executed and/or delivered in connection with the Datrek Acquisition.

“Datrek Merger” means the merger of Golf Acquisition Sub, Inc., a Florida corporation, with and into Datrek, with Datrek as the surviving corporation, pursuant to the Datrek Merger Documents.

“Datrek Merger Documents” means that certain Agreement and Plan of Merger dated as of October 15, 2004 among Golf Acquisition, Inc., a Florida corporation, Golf Acquisition Sub, Inc., a Florida corporation, and Datrek.

“Default” has the meaning set forth in Section 13(a).

“Eligible Accounts” means those Accounts arising from the sale of Inventory or performance of services in the ordinary course of the applicable Borrower’s business; provided, however, that Eligible Accounts shall not include the following:

(a) any Account which has remained unpaid for more than the number of days specified in Item 2(a) of the Schedule;

(b) Accounts with respect to which the Customer is an Affiliate of any Borrower;

(c) Accounts with respect to which services or goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Customer may be conditional;

(d) Accounts with respect to which the Customer (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States of America or any state thereof; or (iii) is the government of any foreign country or of any state, province, municipality, or other political subdivision thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to Lender in its discretion; provided, however, that Accounts owing by Customers with their chief executive office in Canada or which are organized under the laws of Canada or any province thereof shall not be ineligible under this paragraph to the extent that such Accounts do not exceed, in the aggregate, the lesser of (y) 6% of the dollar amount of total Eligible Accounts, and (z) $250,000;

(e) any and all Accounts as to which the perfection, enforceability, or validity of Lender’s Collateral or security interest in such Account, or Lender’s right or ability to obtain direct payment to Lender of the proceeds of such Account, is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including any Account subject to the Federal Assignment of Claims Act of 1940; provided, however, that an Account shall not be deemed ineligible by reason of this clause (e) if Borrowers have completed all of the steps necessary, in the discretion of Lender, to comply with the Federal Assignment of Claims Act of 1940 with respect to such Account; provided, further, however, that Accounts not to exceed $20,000 in the aggregate shall not be ineligible under this clause (e) regardless of whether Borrowers comply with the Federal Assignment of Claims Act of 1940 with respect to such Accounts;

(f) Accounts with respect to which the Customer is any state of the United States or any city, town, municipality, county or division thereof;

(g) Accounts which may be subject to offset or recoupment by the Customer, whether as the result of goods sold or services rendered by the Customer to any Borrower, any contractual arrangement between the Customer and any Borrower (including any lease) or otherwise;

(h) those Accounts where Lender, in Lender’s discretion, has notified Borrowers’ Agent that the Account or Customer is not acceptable to Lender;

(i) all of the Accounts owed by a Customer if the aggregate outstanding dollar amount of such Accounts not considered as Eligible Accounts under clause (a) above is equal to or greater than the Cross Aging Percentage specified in Item 2(b) of the Schedule;

(j) Accounts for which services have not yet been rendered to the Customer or the goods sold have not yet been delivered to the Customer (commonly referred to as “pre-billed accounts”);

(k) Accounts owed by a Customer not previously approved in writing by Lender where the dollar value for the aggregate amount of Accounts owed by such Customer is greater than the percentage of Borrowers’ Eligible Accounts specified in Item 2(c) of the Schedule, but only to the extent of such excess;

(l) any Account with respect to all or part of which a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment, and returned uncollected for any reason;

(m) any Account with respect to which the applicable Borrower has extended the time for payment without the consent of Lender;

(n) any Account with respect to which any one or more of the following events has occurred to the Customer on such Account: death or judicial declaration of incompetency of a Customer who is an individual; the filing by or against the Customer of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Customer for the benefit of creditors; the appointment of a receiver or trustee for the Customer or for any of the assets of the Customer, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code; the institution by or against the Customer of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Customer; the sale, assignment, or transfer of all or any material part of the assets of the Customer; the nonpayment generally by the Customer of its debts as they become due; or the cessation of the business of the Customer as a going concern;

(o) any Account which arises out of finance or similar charges;

(p) any Account in which Lender does not have a duly perfected, first-priority security interest, subject to no other Lien;

(q) any Account which arises under a contract or arrangement covered by a performance or surety bond on behalf of any Borrower, unless the Person providing such performance or surety bond has delivered an acceptable Lien waiver to Lender;

(r) any Account which is evidenced by a note, draft, trade acceptance, or other instrument for the payment of money where such instrument, document, chattel paper, note, draft, trade acceptance or other instrument has not been endorsed and delivered by Borrowers to Lender; or

(s) any Account of Miller’s, unless and until Lender shall have completed a field examination and inspection with respect to Miller, its business and its Accounts with results which are satisfactory to Lender in its discretion.

“Eligible Inventory” means and includes that Inventory (other than packaging materials, labels and supplies) located in the continental United States which Lender, in its discretion, deems to be Eligible Inventory; provided, however, that no Inventory of Miller’s shall constitute Eligible Inventory unless and until Lender shall have completed a field examination and inspection with respect to Miller, its business and its Inventory with results which are satisfactory to Lender in its discretion. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless:

(a) it is raw materials or finished goods;

(b) at all times it strictly complies with all of Borrowers’ warranties, covenants and representations to Lender;

(c) it is in good, new and salable condition;

(d) it is not slow moving, obsolete or unmerchantable, in Lender’s discretion;

(e) it meets all standards imposed by any governmental agency or authority;

(f) it is at all times subject to Lender’s duly perfected, first-priority security interest and there exists no other Lien thereon;

(g) it is in the applicable Borrower’s possession and control situated at a location disclosed to Lender in compliance with this Agreement, Borrowers’ books reflect the Inventory, the Inventory is insured to the full value thereof, and the insurance policy lists Lender as loss payee; provided, however, that Lender will make loan advances of up to $400,000 against Inventory which is in-transit so long as such in-transit Inventory is covered by insurance to the full value thereof, Lender is the loss payee with respect to such insurance and such in-transit Inventory otherwise constitutes Eligible Inventory;

(h) it is not in the hands of any third party, including a warehouseman, finisher, consignee, bailor, etc., unless such arrangement is fully disclosed to Lender in writing and Borrowers shall have provided to Lender such waivers, acknowledgments and other items requested by Lender in its discretion;

(i) it is not subject to any license or other agreement that limits, conditions, or restricts any Borrower’s or Lender’s right to sell or otherwise dispose of such Inventory;

(j) the applicable Borrower owns such Inventory and such Inventory is not in such Borrower’s possession based upon any consignment, guaranteed sale, or similar basis; and

(k) it is not of a type that Lender, in its discretion, has determined is not Eligible Inventory.

“Equipment” means all of each Borrower’s machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property of every kind and description, together with all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and applied on a consistent basis.

“General Intangibles” means all of each Borrower’s present and future general intangibles and all other presently owned or hereafter acquired intangible personal property of each Borrower (including payment intangibles and any and all choses or things in action, goodwill, patents and patent applications, tradenames, servicemarks, trademarks and trademark applications, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, software, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, tax refunds and tax refund claims) other than Goods and Accounts, as well as each Borrower’s books and records relating to any of the foregoing.

“Goods” means all of each Borrower’s present and hereafter acquired goods, as defined in the UCC, wherever located, including imbedded software to the extent included in “goods” as defined in the UCC, manufactured homes, and standing timber that is cut and removed for sale.

“Inventory” means all of each Borrower’s inventory as defined in the UCC, together with all of each Borrower’s present and future inventory, including goods held for sale or lease or to be furnished under a contract of service and all of each Borrower’s present and future raw materials, work in process, finished goods, shelving and racking upon which the inventory is stored and packing and shipping materials, wherever located, and any documents of title representing any of the above.

“Lien” means any security interest, security title, mortgage, deed to secure debt, deed of trust, lien, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind in respect of any property, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Loan Documents” means, collectively, this Agreement, the Parent Guaranty, the Cash Collateral Pledge Agreement, the Collateral Assignment, the Stock Pledge Agreement, the Support Agreements and any other agreements, instruments, certificates or other documents entered into in connection with this Agreement, including collateral documents, letter of credit agreements, security agreements, pledges, guaranties, mortgages, deeds of trust, assignments and subordination agreements, and any other agreement executed by any Borrower, Parent, Support Party, any other guarantor or any Affiliate of any Borrower or any guarantor pursuant hereto or in connection herewith.

“Merger Documents” means the Datrek Merger Documents and the Parent Merger Documents.

“Mergers” means the Datrek Merger and the Parent Merger.

“Miller Acquisition” means the acquisition by Miller of certain assets and liabilities of Miller Seller pursuant to the Miller Acquisition Documents.

“Miller Acquisition Documents” means that certain Asset Purchase Agreement dated as of October 1, 2004 between Miller and Miller Seller, together with all other agreements, instruments, opinions of counsel and other documents executed and/or delivered in connection with the Miller Acquisition.

“Negotiable Collateral” means all of each Borrower’s present and future letters of credit, advises of credit, notes, drafts, instruments, and documents, including, without limitation, bills of lading, leases, and chattel paper, and Borrower’s books and records relating to any of the foregoing.

“Obligations” means all indebtedness, obligations and liabilities of any Borrower to Lender and its Affiliates of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, including any overdrafts, whether for payment or performance, now existing or hereafter arising, whether presently contemplated or not, regardless of how the same arise, or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, but not limited to, all loans (including any loan by modification, renewal or extension), all indebtedness arising from any derivative transactions, all undertakings to take or refrain from taking any action, all indebtedness, liabilities or obligations owing from any Borrower to others which Lender may have obtained by purchase, negotiation, discount, assignment or otherwise, and all interest, taxes, fees, charges, expenses and attorney’s fees (whether or not such attorney is a regularly salaried employee of Lender or any of its Affiliates) chargeable to any Borrower or incurred by Lender under this Agreement or any other document or instrument delivered in connection herewith.

“Obligor” means any Borrower, Parent, any Support Party, any other guarantor or support party with respect to the Obligations, or any other Person primarily or secondarily, directly or indirectly, liable on any of the Obligations.

“Parent” means Greenhold Group, Inc., a Florida corporation, which will change its legal name on or after the Agreement Date to Datrek Miller International, Inc.

“Parent Guaranty” means that certain Guaranty by Parent in favor of Lender of even date herewith.

“Parent Merger” means the merger of Golf Acquisition, Inc., a Florida corporation, with and into Parent, with Parent as the surviving corporation, pursuant to the Parent Merger Documents.

“Parent Merger Documents” means that certain Agreement and Plan of Merger dated as of October 15, 2004 among Golf Acquisition, Inc., a Florida corporation, John D. Harris and Parent.

“Permitted Liens” means (a) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and for which appropriate reserves have been established in accordance with GAAP; (b) deposits or pledges to secure (i) statutory obligations, (ii) surety or appeal bonds, or (iii) bonds for release of attachment, stay of execution or injunction; (c) statutory Liens on property arising in the ordinary course of business which, in the aggregate, do not materially impair the use of such property or materially detract from the value of such property; (d) Liens existing on the Agreement Date and described on Item 3 of the Schedule; (e) Liens on Equipment securing all or part of the purchase price of such Equipment; provided, however, that (i) such Lien is created contemporaneously with the acquisition of such Equipment, (ii) such Lien attaches only to the specific items of Equipment so acquired, and (iii) such Lien secures only the indebtedness incurred to acquire such Equipment; and (f) Liens in favor of Lender.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of October 15, 2004 between Datrek and SVCH.

“Stock Pledge Agreement” means that certain Stock Pledge Agreement of even date herewith by Parent in favor of Lender.

“Support Agreements” means those certain Information and Support Agreements of even date herewith among the Support Party party thereto, Borrowers and Lender.

“Support Parties” means SVCH, Deborah Ryan, Dennis Ryan and Michael Hedge.

“SVCH” means Stanford Venture Capital Holdings, Inc., a Delaware corporation.

“Subordinated Debt” means all of the indebtedness owed by any Borrower to any other Person, the repayment of which is subordinated to the repayment of the Obligations pursuant to the terms of a subordination agreement approved by Lender in its discretion.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Georgia or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

Other Definitional Provisions. References to the “Schedule” or any “Section” or “Exhibit” refer to the Schedule or a section or exhibit, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement: words importing any gender include the other genders; the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement; references to any Person includes their respective permitted successors and assigns or people succeeding to the relevant functions of such Persons; any and all terms which are defined in the UCC and are not defined herein shall be construed and defined in accordance with the definition of such terms under the UCC; all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; all references to time of day shall refer to Atlanta, Georgia time; and all references to financial calculations or statements on a “consolidated” basis mean calculations or statements that reflect information and results with respect to Borrowers and no other Person.

2. Borrowing.

(a) Amount Available to Be Borrowed. From time to time any Borrower may request, and Lender will, subject to the other terms and conditions of this Agreement, lend to Borrowers up to an amount equal to the Borrowing Base at any time. Borrowed amounts that are repaid may be reborrowed upon the terms and conditions of this Agreement.

(b) Standards. Lender will determine eligibility and the loan value of Collateral, in its sole discretion, consistent with Lender’s experience, prudent business judgment and standards of commercial reasonableness applicable to asset-based credits and in good faith. Any loans requested by any Borrower and made by Lender or at any time outstanding in excess of the Borrowing Base or any other limitation set forth in this Agreement will, nevertheless, be subject to the terms of this Agreement, will constitute Obligations for all purposes and be entitled to the benefits of the Collateral.

(c) Persons Authorized to Request Loans. Borrowers hereby authorize and direct Lender to make loan advances to or for the benefit of Borrowers upon receipt of instructions from any of the persons listed on Item 4 of the Schedule. Lender shall have no liability whatsoever to any Borrower or any other Person for acting upon any such instructions which Lender, in good faith, believes were given by any such person, and Lender shall have no duty to inquire as to the propriety of any disbursement. Lender is hereby authorized to make the loans provided for herein based on instructions received by facsimile, electronic mail, telephone or other method of communication from any of such persons. Although Lender shall make a reasonable effort to determine the person’s identity, Lender shall not be responsible for determining the authenticity of any such instructions, and Lender may act on the instructions of anyone it perceives to be one of the persons authorized to request loans hereunder. Lender shall have the right to accept the instructions of any of the foregoing persons unless and until Lender actually receives from Borrowers’ Agent (in accordance with the notice provisions of this Agreement) written notice of termination of the authority of that person. Borrowers may change persons designated to give Lender borrowing instructions only by causing Borrowers’ Agent to deliver to Lender written notice of such change. Borrowers will ensure that each telephone instruction from any person designated in or pursuant to this paragraph shall be followed by written confirmation of the request for disbursement in such form as Lender makes available to Borrowers from time to time for such purpose; provided, however, that Borrowers’ failure to provide written confirmation of any telephonic instruction shall not invalidate such telephonic instruction.

(d) Application of Remittances. Borrowers will use only invoices in forms that Lender has approved, and Borrowers’ billings on such invoices will be conclusive evidence of assignment and transfer hereunder to Lender of the Accounts represented thereby, whether or not any Borrower executes any other instrument with regard to any specific Account. Borrowers will cause the proceeds of Accounts to be forwarded by all Customers directly to a lockbox designated by Lender. Such lockbox shall be maintained by U.S. Bank, National Association, and all payments received in such lockbox shall be deposited in a bank account in Lender’s name at U.S. Bank, National Association for application to the Obligations. All checks or other remittances received by any Borrower for application to Accounts will be received by such Borrower in trust for Lender, and such Borrower will turn over to Lender the identical remittances as speedily as possible, appropriately endorsed, if necessary. As compensation to Lender for delays in the collection and clearance of such checks, Borrowers agree to pay interest on each remittance, including wire transfers, from the date of Lender’s receipt thereof plus the number of days set forth on Item 5 of the Schedule at the rate applicable to loans outstanding hereunder, as set forth in Section 3 below. Borrowers will account fully and faithfully for and promptly pay or turn over to Lender proceeds in whatever form received of the sale or other disposition of any Collateral, and Borrowers agree that the inclusion of proceeds in “Collateral” will not be deemed to mean that Lender consents to any Borrower’s disposition of Collateral other than in accordance with the terms of this Agreement.

(e) Conditions to Obligation to Make Loans. Borrowers acknowledge that Lender’s obligation to make loans to Borrowers (or to issue or create or cause the issuance or creation by Lender or its Affiliates of letters of credit or acceptances for any Borrower’s account) is subject to the following terms and conditions:

(i) Lender has no obligation to make the initial loan to Borrowers or to extend any other financial accommodation to Borrowers unless and until all of the conditions precedent set forth on Item 6 of the Schedule are satisfied in a manner acceptable to Lender.

(ii) Lender’s obligation to make any loans to Borrowers and extend other financial accommodations to Borrowers (including the initial loans) is subject to the conditions that, as of the date of any such loan or other accommodation, no Default will have occurred and be continuing hereunder, there will have occurred no material adverse change in any Borrower’s financial condition or operations or in any Borrower’s business prospects as compared to the state of facts existing on the Agreement Date, and Borrowers’ representations and warranties set forth in this Agreement (including any amendment, modification, supplement or extension hereof) will be true and correct as if made on and as of the date of each subsequent credit request. Each request for a borrowing or other financial accommodation by any Borrower will be deemed to be a reaffirmation of all of Borrowers’ warranties and representations hereunder.

(f) Repayment of Loans. In the event of any breach by any Borrower of any provision hereof or upon termination of this Agreement, Borrowers will repay upon demand all of the Obligations. If no demand is earlier made, Borrowers will repay all Obligations in full, without demand or notice, on the last day of the term of this Agreement (as provided in clause (g) below). If at any time for any reason, the aggregate outstanding principal amount of all loans exceeds the Borrowing Base or any other limitation on the amount available to be borrowed hereunder, Borrowers will immediately, without notice or demand, repay the outstanding principal amount of the loans, together with accrued and unpaid interest on the amount repaid, in an amount equal to such excess. Borrowers shall make each payment required hereunder or under any other Loan Document without setoff, deduction or counterclaim.

(g) Maturity. This Agreement will continue in full force and effect from the Agreement Date until the termination date provided for in Item 7 of the Schedule.

(h) Voluntary Termination. Borrowers may terminate this Agreement at any time upon 90 days’ prior written notice from Borrowers’ Agent to Lender. On the date specified in such notice, termination will be effective, so long as Borrowers have paid to Lender, in same day funds, an amount equal to the aggregate principal amount of all loans outstanding on such date, together with accrued interest thereon, the originals of all letters of credit and bankers acceptances, if any, issued or created by Lender or any of its Affiliates for any Borrower’s account have been returned for cancellation or have been presented and paid by Borrowers or other arrangements satisfactory to Lender have been made, all other Obligations outstanding and unpaid have been paid in full in cash, and Borrowers have provided Lender an indemnification agreement satisfactory to Lender with respect to returned and dishonored items and such other matters as Lender shall require.

(i) Termination on Default. Notwithstanding the foregoing, should a Default occur and be continuing, Lender will have the right to terminate this Agreement at any time without notice.

(j) Survival. Notwithstanding termination, all the terms, conditions, and provisions hereof (including Lender’s security interest in the Collateral, but excluding any obligations of Lender hereunder) will continue to be fully operative until all Obligations have been fully disposed of, concluded, paid, satisfied, and liquidated.

(k) Payments as Loans. Borrowers’ failure to pay any amount due from Borrowers under this Agreement or any other Loan Document, whether for principal, interest, fees, premiums, costs, expenses or otherwise, shall be deemed to be a request by Borrowers for a loan hereunder, and Lender may charge Borrowers’ loan account for any such amount. Additionally, if Lender determines in its discretion that extensions of credit are necessary to protect the Collateral, Lender is hereby authorized to make such extensions of credit and charge them to Borrowers’ loan account.

(l) Borrowers’ Agent. Each Borrower hereby appoints Datrek, and Datrek shall act under this Agreement and the other Loan Documents, as, the agent, attorney-in-fact and legal representative of all Borrowers for all purposes, including requesting loans and receiving account statements and other notices and communications to Borrowers (or any of them) from Lender. Lender may rely, and shall be fully protected in relying, on any request for an advance, disbursement instruction, report, information or any other notice or communication made or given by Datrek, whether in its own name, as Borrowers’ Agent, or on behalf of on behalf of one or more Borrowers, and Lender shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of Borrowers’ obligations hereunder be affected, provided, that the provisions of this paragraph shall not be construed so as to preclude any Borrower from taking actions permitted to be taken by a “Borrower” hereunder.

(m) Joint and Several Liability.

(i) All loans made to Borrowers and all of the other Obligations of Borrowers, including all interest, fees and expenses with respect thereto, shall constitute one joint and several direct and general obligation of all Borrowers. Notwithstanding anything to the contrary contained herein, each Borrower shall be jointly and severally, with each other Borrower, directly and unconditionally liable to Lender for all Obligations, it being understood that the advances to each Borrower inure to the benefit of all Borrowers, and that Lender is relying on the joint and several liability of Borrowers as co-makers in extending the loans hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Obligation payable to Lender, it will forthwith pay the same, without notice or demand, unless such payment is then prohibited by application of law (provided such Obligation shall not be extinguished by any such prohibition).

(ii) No payment or payments made by any Borrower or any other Person or received or collected by Lender from any Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower under this Agreement, and each Borrower shall remain liable for all of the Obligations until the Obligations are paid in full.

(n) Obligations Absolute. Each Borrower agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto, unless such payment is then prohibited by applicable law (provided such Obligation shall not be extinguished by any such prohibition.) All Obligations shall be conclusively presumed to have been created in reliance hereon. The Obligations and other liabilities under this Agreement and the other Loan Documents shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise; (iii) any taking, exchange, release of or non-perfection in any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (iv) any change, restructuring or termination of the corporate structure or existence of any Borrower; or (v) any other circumstance which may otherwise constitute a defense available to, or a discharge of, any Borrower. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

(o) Waiver of Suretyship Defenses. Each Borrower agrees that the joint and several liability of Borrowers provided for in this Agreement shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which one or more other Borrowers may hereafter agree (other than an agreement signed by Lender specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with one or more other Borrowers or with any other Person, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Obligations and may be enforced without requiring Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Document and any requirement that Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any Collateral, including any rights any Borrower may otherwise have under O.C.G.A. § 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any Borrower is incorporated or in which any Borrower conducts business.

(p) Contribution and Indemnification among Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then, to the extent that such Borrower has not received the benefit of such repaid Obligations (whether through an inter-company loan or otherwise), the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s “Allocable Amount” (as defined below) and the denominator of which fraction is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the greater of (i) the amount of such repaid Obligations actually received by such Borrower (whether through an inter-company loan or otherwise), and (ii) the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (A) rendering such Borrower “insolvent” within the meaning of Title 11 of the United States Code (the “Bankruptcy Code”), Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (B) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (C) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this paragraph shall be subordinate in right of payment to the prior payment in full of the Obligations.

3. Interest and Fees.

(a) Interest on Loans. Borrowers will pay Lender or, at Lender’s option, Lender may charge Borrowers’ loan account with, interest on the average daily net principal amount of loans outstanding hereunder, calculated monthly and payable on the first day of each calendar month, at a rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to sum of the Prime Rate plus the interest margin specified in Item 8 of the Schedule. The “Prime Rate” is, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate” (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks). In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three (3) largest U.S. money center commercial banks, as determined by Lender. The “Prime Rate” may not be the lowest or best rate at which Lender calculates interest or extends credit. Any change in the Prime Rate shall be effective for purposes of calculating interest hereunder as of the date of such change.

(b) Default Interest. To the extent permitted by law and without limiting any other right or remedy of Lender hereunder, whenever there is a Default under this Agreement, the rate of interest on the unpaid principal balance of the Obligations shall, at the option of Lender, be increased by adding the default margin identified on Item 9 of the Schedule to the interest rate otherwise in effect hereunder. Lender may charge such default interest rate retroactively beginning on the date the applicable Default first occurred or existed. Borrowers acknowledge that: (i) such additional rate is a material inducement to Lender to make the loans described herein; (ii) Lender would not have made the loans in the absence of the agreement of Borrowers to pay such additional rate; (iii) such additional rate represents compensation for increased risk to Lender that the loans will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (A) the cost to Lender in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the loans, and (B) compensation to Lender for losses that are difficult to ascertain. In the event of termination of this Agreement by either party hereto, Lender’s entitlement to this charge will continue until all Obligations are paid in full.

(c) Fees. Borrowers will pay to Lender the fees set forth in Item 10 of the Schedule.

(d) No Usury. Borrowers acknowledge that Lender does not intend to reserve, charge or collect interest on money borrowed under this Agreement at any rate in excess of the rates permitted by applicable law and that, should any interest rate provided for in this Agreement exceed the legally permissible rate(s), the rate will automatically be reduced to the maximum rate permitted under applicable law. If Lender should collect any amount from Borrowers which, if it were interest, would result in the interest rate charged hereunder exceeding the maximum rate permitted by applicable law, such amount will be applied to reduce principal of the Obligations or, if no Obligations remain outstanding, will be refunded to Borrowers.

(e) Monthly Statements. Lender will render a statement to Borrowers’ Agent each month for loans, payments, and other transactions pursuant to this Agreement, and such statement rendered by Lender will be binding upon all Borrowers unless Lender is notified in writing to the contrary within 30 days after the date such statement is rendered.

4. Representations, Warranties and Acknowledgments of Borrowers.

(a) Authority, Compliance with Laws, Litigation, No Material Adverse Change, Etc. Borrowers represent and warrant to Lender that: (i) the exact legal name, type of organization, state of organization and organizational identification number of each Borrower, Datrek Seller and Miller Seller are fully and accurately set forth on Item 11 of the Schedule, and each Borrower is duly organized and validly existing under the laws of its state of organization; (ii) the execution, delivery, and performance of this Agreement and the other Loan Documents are within each Borrower’s corporate powers, have been duly authorized, do not violate any Borrower’s constituent documents, any law or regulation, including without limitation, any law or regulation relating to occupational health and safety or protection of the environment, applicable to any Borrower, or any indenture, agreement, or undertaking to which any Borrower is a party or by which any Borrower or any Borrower’s property is bound; (iii) this Agreement and the other Loan Documents constitute valid, binding and enforceable obligations of each Borrower party thereto in accordance with the terms hereof and thereof, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws applicable to creditors’ rights generally or by generally applicable equitable principles affecting the enforcement of creditors’ rights; (iv) no Borrower has any subsidiaries or other investments in other Persons, except as set forth on Item 12 of the Schedule; (v) each Borrower is in compliance in all material respects with all laws, rules and regulations applicable to such Borrower, including laws, rules or regulations concerning the environment, occupational health and safety and pensions or other employee benefits; (vi) except as set forth on Item 13 of the

Schedule, there is no litigation or investigation pending against any Borrower (or, so far as any Borrower is aware, threatened) which, if it were decided adversely to such Borrower, could reasonably be expected to have a material adverse effect on such Borrower, such Borrower’s financial or operational condition or such Borrower’s prospects (taking into account any insurance coverage that has been acknowledged by the insurer); (vii) other than debt that is to be repaid from the proceeds of the first advance hereunder, no Borrower is indebted to any other Person for money borrowed nor has any Borrower issued any guaranty of payment or performance by any other Person, except as set forth on Item 14 of the Schedule; (viii) since the date of the financial statements of Borrowers most recently delivered to Lender, there has been no material adverse change in any Borrower’s business, any Borrower’s financial or operational condition or any Borrower’s business prospects; and (ix) each Borrower is, and after giving effect to the initial loans under this Agreement, the consummation of the Mergers and the Acquisitions, and the application of the proceeds of such loans, each Borrower will be, solvent and has sufficient revenues to pay such Borrower’s obligations as they come due and adequate capital with which to conduct such Borrower’s business.

(b) Title to Assets, Other Collateral Matters. Borrowers represent and warrant to Lender that: (i) Borrowers have good and marketable title to the Collateral, free of all Liens except for Permitted Liens, and no presently effective financing statement, mortgage, notice of Lien, deed of trust, security agreement, or any other agreement or instrument creating or giving notice of any Lien against any of the Collateral has been signed, authorized or delivered by any Borrower, except in Lender’s favor or with respect to Permitted Liens (without limiting the generality of the foregoing, Borrowers represent and warrant that none of the Collateral is subject to a Lien in favor of Presidential Financial Corporation or Rumina, Inc., that neither any Borrower, Miller Seller nor Datrek Seller owes any indebtedness to Presidential Financial Corporation or Rumina, Inc., and Borrowers shall promptly take such actions as Lender may reasonably request in order to have any financing statements filed in favor of Presidential Financial Corporation or Rumina, Inc. against any Borrower, Datrek Seller or Miller Seller terminated of record); (ii) with regard to each Account as it arises, except as set forth on a Borrowing Base Certificate including such Account: (A) Borrowers will have made delivery of the goods or will have rendered the services ordered; (B) the Customer will have accepted the goods and/or services; and (C) no Customer dispute will exist in any respect, including, without limitation, disputes as to price, terms, warranties, quantity or quality, and claims of set-off, release from liability or defense based upon any act of God or a public enemy or war or because of the requirements of law or of rules, orders, or regulations having the force of law; (iii) all Inventory is in good condition, meets all applicable governmental standards and is currently usable or saleable in the ordinary course of the applicable Borrower’s business for a price approximating at least such Borrower’s cost thereof; (iv) all Equipment is in good condition and state of repair, ordinary wear and tear excepted; (v) all Collateral meets applicable government standards; (vi) in the past five years, except as set forth on Item 15 of the Schedule (A) neither any Borrower, Datrek Seller nor Miller Seller has used any legal, trade or fictitious names, and (B) other than the Mergers and the Acquisitions, neither any Borrower, Datrek Seller nor Miller Seller has been a party to any merger or purchased assets from any other Person other than in the ordinary course of business; and (vii) the chief executive office and principal place of business, all Inventory, all Equipment and all other Collateral of each Borrower, Datrek Seller and Miller Seller is located at the addresses (including the county) set forth on Item 16 of the Schedule and has not been located at any other location during the five year period prior to the Agreement Date.

(c) Ownership Structure. Borrowers represent and warrant that (i) Item 17 of the Schedule accurately describes the ownership of each Borrower’s and Parent’s capital stock, and (ii) SVCH has, directly or indirectly, voting and managerial control of Parent and each Borrower.

(d) Mergers and Acquisitions. Borrowers have furnished to Lender true, complete and correct copies of all of the Merger Documents and all of the Acquisition Documents (including any schedules, exhibits and annexes thereto) as in effect on the date hereof. None of the Merger Documents or the Acquisition Documents has been amended, supplemented or modified, and the Merger Documents and the Acquisition Documents constitute the complete understanding among the parties thereto in respect of the Mergers and the Acquisitions and the other matters and transactions covered thereby. Each Merger Document and each Acquisition Document has been duly executed and delivered by the parties thereto and is a legal, valid and binding obligation of each such party, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles.

(e) Consummation of Transactions. On the Agreement Date, the transactions contemplated by the Merger Documents and the Acquisition Documents will have been consummated in accordance with all applicable laws and, except as consented to in writing by Lender, in the manner provided therein in accordance with the terms thereof without any material waivers or amendments thereto, and each of the material conditions to such consummation set forth in the Merger Documents and the Acquisition Documents shall have been fulfilled without any waiver of any thereof. Without limiting the generality of the foregoing, Borrowers represent and warrant that Miller and Miller Seller have complied with The Worker Adjustment and Retraining Notification Act and all other applicable labor and employment laws in connection with the closing of the Miller Seller’s facility in Rockland, Massachusetts.

(f) Lender not Obligated to Finance Mergers or Acquisitions. Borrowers acknowledge and agree that Lender has no obligation to finance any portion of the purchase price of any Merger or Acquisition or any costs or expenses with respect thereto; provided, however, that, subject to the terms and conditions of this Agreement, Lender shall make a loan advance to repay the obligations of Datrek Seller to Capital Business Credit, a division of Capital Factors, Inc.

(g) Additional Representations. Borrowers represent and warrant to Lender that: (i) no Borrower is engaged as one of such Borrower’s principal activities in owning, carrying or financing the purchase or ownership by others of “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System); (ii) no Borrower owns any real property or leases any real property other than as listed on Item 18 of the Schedule; (iii) a true, correct and complete list of any warehousemen, processors, consignees or other bailees with possession or control of any Inventory is set forth on Item 18 of the Schedule; and (iv) a list and brief description of all bank accounts maintained by any Borrower with any bank or financial institution is set forth on Item 19 of the Schedule.

5. Collateral.

(a) Grant of Security Interest. To induce Lender to accept this Agreement and to make loans to Borrowers from time to time pursuant to its terms, each Borrower hereby grants to Lender, for itself and as agent for any Affiliate of Lender, a security interest in, and assigns, mortgages and pledges to Lender, for itself and as agent for any Affiliate of Lender, all of such Borrower’s right, title and interest in and to all of such Borrower’s property, whether real or personal, tangible or intangible, now owned or existing or hereafter acquired or arising, including all of the following (collectively, the “Collateral”):

(i) all Accounts, Inventory, Equipment, Goods, General Intangibles and Negotiable Collateral;

(ii) all investment property, securities and securities accounts and financial assets, as well as all bank and depository accounts;

(iii) all chattel paper (whether tangible or electronic) and contract rights;

(iv) all guaranties, collateral, Liens on real or personal property, leases, letters of credit, letter-of-credit rights, supporting obligations, and all other rights, agreements, and property securing or relating to payment of Accounts or any other Collateral;

(v) all documents, books and records relating to any Collateral or to any Borrower’s business;

(vi) all other property of any Borrower’s now or hereafter in the possession or control of Lender or any of Lender’s Affiliates (including cash, money, credits and balances of any Borrower held by or on deposit with Lender or any Affiliate of Lender);

(vii) all other assets of any Borrower or any guarantor of the Obligations in which Lender receives a security interest to secure all or part of the Obligations or which hereafter come into the possession, custody or control of Lender or any Affiliate of Lender;

(viii) all of each Borrower’s commercial tort claims listed on (A) Item 20 of the Schedule (which Borrowers represent and warrant is a true, accurate and complete list of all of each Borrower’s commercial tort claims as of the Agreement Date) or (B) any other writing provided to Lender pursuant to Section 7(g); and

(ix) all proceeds and products of all of the foregoing in any form, including amounts payable under any policies of insurance insuring all or any of the foregoing against loss or damage, all parts, accessories, attachments, special tools, additions, replacements, substitutions and accessions to or for all or any of the foregoing, all condemnation or requisition payments with respect to all or any of the foregoing and all increases and profits received from all or any of the foregoing.

(b) Obligations. Such grant, assignment, mortgage and transfer is made for the purpose of securing and the Collateral secures and will continue to secure all of the Obligations.

(c) Miller Collateral. Lender will conduct a field examination and inspection with respect to Miller and its business, Accounts and Inventory following the Agreement Date in order to determine whether to include Miller’s Accounts and Inventory in the borrowing base. In the event that Lender has not determined, by January 31, 2005, that Miller’s Accounts and Inventory which meet the criteria set forth in the definitions of “Eligible Accounts” and “Eligible Inventory”, respectively, may be included in the borrowing base, and if Borrowers so request in writing, then Lender shall promptly release its security interest in Miller’s assets so long as (i) no Default exists, (ii) Borrowers have an accounting and reporting system which, in Lender’s discretion, is sufficient to distinguish between the assets of Miller and the assets of Datrek, (iii) any other Person which is to provide financing to Miller has executed and delivered an intercreditor agreement to Lender in form and substance acceptable to Lender, and (iv) all intercompany loans made by Datrek to Miller have been repaid in full. Borrowers acknowledge and agree that from and after any such release of Lender’s security interest in Miller’s assets, Lender shall have no obligation to make loans to Miller.

6. Financial Covenants. Borrowers, on a consolidated basis, shall comply with each of the financial covenants set forth on Item 21 of the Schedule.

7. Collateral Covenants.

(a) Accounts. Borrowers will notify Lender promptly of and settle all Customer disputes, but, if Lender so elects, Lender will have the right at all times to settle, compromise, adjust, or litigate all Customer disputes directly with the Customer or other complainant upon such terms and conditions as Lender deems advisable without incurring liability to any Borrower for Lender’s performance of such acts. All of each Borrower’s books and records concerning Accounts and a copy of each Borrower’s general ledger will be maintained at the address of Borrowers’ chief executive office set forth on Item 16 of the Schedule. All Accounts included on any Borrowing Base Certificate will be, except as indicated on such Borrowing Base Certificate or subsequently in writing to Lender, bona fide and existing obligations of Customers arising out of the sale of goods and/or the rendering of services by Borrowers in the ordinary course of Borrowers’ business, owned by and owing to the applicable Borrower without defense, setoff or counterclaim, and will be subject to a perfected, first-priority security interest in Lender’s favor and will be free and clear of all other Liens.

(b) Inventory. All Inventory will at all times be located at one of the Inventory locations set forth on Item 16 of the Schedule as the current location of Borrowers’ chief executive office or a current location of other Collateral, will be subject to a perfected, first-priority security interest in Lender’s favor and will be free and clear of all other Liens. Sales of Inventory will be made in compliance with all material requirements of applicable law.

(c) Equipment. Borrowers will maintain all Equipment used or useful in Borrowers’ business in good and workable condition, ordinary wear and tear excepted, subject to a perfected, first-priority security interest in Lender’s favor and free and clear of all other Liens (other than Permitted Liens), at one of the locations set forth on Item 16 of the Schedule as the current location of Borrowers’ chief executive office or a current location of other Collateral.

(d) Defense of Title. All Collateral will at all times be owned by Borrowers, and Borrowers will defend Borrowers’ title to the Collateral against the claims of third parties. Borrowers will at all times keep accurate and complete records of the Collateral.

(e) Perfection; Further Assurances. Borrowers will give Lender at least 30 days’ prior written notice of any change in any Borrower’s name, state of organization or organizational identification number, any change in the location of any Borrower’s principal place of business or chief executive office, any change in the locations of any Borrower’s Inventory or Equipment and any acquisition by any Borrower of any interest in real property. Each Borrower will, at Borrowers’ expense, promptly execute and deliver from time to time at Lender’s request and pay the costs of filing such additional financing statements, mortgages, or other evidences of Liens as may be necessary or desirable to perfect or continue perfection of Lender’s security interest in Borrowers’ property or, at Lender’s request, to create and perfect a Lien on newly acquired real property. Borrowers will use all reasonable efforts to obtain from any landlord, warehouseman, or other third party operator of premises on which any Collateral is located an acceptable Lien waiver or subordination agreement in Lender’s favor with respect to such Collateral. All Collateral is and will continue to be, except as expressly consented to by Lender, personal property and will not, by reason of attachment or connection to any realty, either become or be deemed to be a fixture or appurtenance to such realty and will at all times be readily removable without material damage to any realty. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrowers shall, immediately upon written request therefor from Lender, endorse and assign such Negotiable Collateral over to Lender and deliver actual physical possession of the Negotiable Collateral to Lender. Borrowers shall at any time and from time to time take such steps as Lender may request for Lender (i) to obtain an acknowledgment, in form and substance satisfactory to Lender, of any bailee having possession of any of the Collateral that such bailee holds such Collateral for Lender, (ii) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper in accordance with Article 9 of the UCC, with any agreements establishing control to be in form and substance satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender’s security interest in any of the Collateral and of the preservation of its rights therein.

(f) Insurance. Borrowers will obtain and maintain in full force and effect insurance covering the Collateral against all risks to which the Collateral is exposed, including loss, damage, fire, theft, and all other such risks, in such amounts, with such companies, under such policies and in such form as will be satisfactory to Lender, which policies will name Lender as an additional insured and provide that loss thereunder will be payable to Lender as Lender’s interests may appear upon a loss payee endorsement acceptable to Lender. All proceeds of any such insurance will be paid over to Lender directly, and Lender may apply such proceeds to payment of the Obligations, whether or not due, in such order of application as Lender determines or, in Lender’s sole discretion, apply such proceeds, in whole or in part, to the replacement, restoration or rebuilding of the lost or damaged property. Borrowers will provide to Lender from time to time certificates showing such coverage in effect and, at Lender’s request, the underlying policies.

(g) Commercial Tort Claims. If any Borrower shall at any time acquire a commercial tort claim, Borrowers shall immediately notify Lender in a writing signed by the applicable Borrower of the details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

(h) Financing Statements. Lender may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral as “all assets” of Borrowers or words of similar effect and which contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the applicable Borrower is an organization, the type of organization and any organization identification number issued to any Borrower. Each Borrower agrees to furnish any such information to Lender promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Lender on behalf of any Borrower or filed by Lender without the signature of any Borrower and may be filed at any time in any jurisdiction. Each Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming any Borrower as the debtor and Lender as the secured party without the prior written consent of Lender, and each Borrower agrees that it shall not do so without the prior written consent of Lender.

(i) Cash Collateral. Borrowers acknowledge and agree that Parent has pledged $500,000 in cash collateral to Lender as additional collateral for the Obligations. Borrowers hereby covenant and agree that Borrowers and Parent shall cause Lender to have a perfected, first-priority security interest in cash collateral of at least $700,000 pursuant to documentation and arrangements acceptable to Lender in its discretion on or before January 20, 2005.

(j) Canadian Bank Account. Datrek maintains bank account number 3144-1014186 with the Bank of Montreal (the “Canadian Bank Account”). Borrowers covenant and agree with Lender that (i) to the extent that the balance in the Canadian Bank Account exceeds $20,000 on the last day of any calendar month, the Borrowers shall cause such excess amount to be wired to Lender for application to the Obligations, and (ii) promptly following Lender’s request, Borrowers shall cause the Canadian Bank Account to be subjected to a perfected, first-priority security interest in favor of Lender, subject to no other Lien, pursuant to documentation reasonably acceptable to Lender.

8. Negative Covenants.

(a) No Merger. No Borrower will merge or consolidate with any other Person or sell, transfer, lease, abandon, or otherwise dispose of a substantial portion of such Borrower’s assets or any of the Collateral or any interest therein, except that, so long as no Default has occurred and is continuing, each Borrower may sell Inventory in the ordinary course of such Borrower’s business.

(b) No Debt or Liens; Taxes. No Borrower will obtain or attempt to obtain from any Person other than Lender any loans, advances, or other financial accommodations or indebtedness of any kind, nor will any Borrower enter into any direct or indirect guaranty of any obligation of another Person, other than (i) Subordinated Debt, and (ii) indebtedness in connection with purchase money security interests constituting Permitted Liens (and capital leases) not to exceed, in aggregated principal amount for all Borrowers on a consolidated basis, the amount set forth on Item 22 of the Schedule at any one time outstanding. No Borrower will permit any of its assets to be subject to any Lien other than Permitted Liens. Each Borrower shall pay when due (or before the expiration of any extension period) any tax or other assessment (including all required payments or deposits with respect to withholding taxes), and Borrowers will, upon request by Lender, promptly furnish Lender with proof satisfactory to Lender that Borrowers have made such payments and deposits.

(c) No Distributions. No Borrower will retire, repurchase or redeem any of such Borrower’s capital stock or other ownership interest in such Borrower, nor declare or pay any dividend in cash or other property (other than additional shares of capital stock or additional ownership interests) to any owner or holder of such Borrower’s shares or other ownership interest; provided, however, that any Borrower may pay cash dividends or distributions to any other Borrower which owns such Borrower’s capital stock or other ownership interest.

(d) No ERISA Liabilities. Borrowers will make timely payments of all contributions required to meet the minimum funding standards for Borrowers’ employee benefit plans subject to the Employee Retirement Income Security Act of 1974 (as amended, “ERISA”) and will promptly report to Lender the occurrence of any reportable event (as defined in ERISA) and any giving or receipt by any Borrower of any governmental notice (other than routine requests for information) in respect of any such plan.

(e) Transactions with Affiliates. No Borrower will engage in any transaction with any of such Borrower’s or any other Borrower’s officers, directors, employees or other Affiliates, except for an “arms-length” transaction on terms no less favorable to such Borrower than would be granted to such Borrower in a transaction with a Person who is not an Affiliate of any Borrower, which transaction shall be approved by such Borrower’s disinterested directors and shall be disclosed in a timely manner to Lender prior to the consummation of the transaction; provided, however, that Datrek may make loans or advances to Miller so long as the aggregate outstanding amount of such loans or advances does not exceed $250,000 at any time.

(f) Loans/Investments. No Borrower will make any loans or advances to or extend any credit to any Person except (i) the extension of trade credit in the ordinary course of business; and (ii) advances to such Borrower’s employees not to exceed an aggregate outstanding amount of $10,000 at any one time outstanding for all employees of all Borrowers on a consolidated basis. No Borrower shall purchase, acquire or otherwise invest in any Person except: (A) existing investments in such Borrower’s subsidiaries described on Item 12 of the Schedule; (B) direct obligations of the United States of America maturing within one year from the acquisition thereof; (C) certificates of deposit issued by, or investment accounts in, banks or financial institutions having a net worth of not less than $50,000,000; (D) commercial paper rated A-1 by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc.; and (E) investments in other Borrowers. Without limiting the generality of the foregoing, no Borrower shall create any new subsidiary.

(g) Capital Expenditures. Borrowers shall not make or incur capital expenditures in excess of the amount set forth on Item 23 of the Schedule during any fiscal year, determined for all Borrowers on a consolidated basis.

(h) Compensation. No Borrower shall increase the total compensation paid to its officers or directors (or any of their relatives), including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year of such Borrower during the term of this Agreement in an aggregate amount for all such officers and directors in excess of limit specified in Item 24 of the Schedule.

(i) Amendments to Other Documents. Borrowers shall not amend or modify any Merger Document, any Acquisition Document or the Securities Purchase Agreement without the prior written consent of Lender.

9. Reporting and Information.

(a) Financial Statements. Borrowers will submit to Lender as soon as available, and in any case not later than 30 days after the end of each month, a balance sheet and a detailed statement of profit and loss, prepared in accordance with GAAP on a consolidated and consolidating basis, certified by the chief financial or accounting officer of Datrek as presenting fairly, in accordance with GAAP, Borrowers’ financial condition as of the last day of such month and Borrowers’ results of operations for such month and for the portion of Borrowers’ fiscal year ending with such month. Borrowers will also submit to Lender annual financial statements within 90 days after the end of each fiscal year, including a balance sheet and the related statement of profit and loss and stockholders’ equity, prepared in accordance with the requirements set forth on Item 25 of the Schedule on a consolidated and consolidating basis. Borrowers will also submit to Lender annually at least 60 days prior to Borrowers’ fiscal year end forecasted financial statements for the upcoming fiscal year, containing a projected balance sheet and profit and loss statement on a consolidated and consolidating basis. Together with each monthly and annual financial statement, Borrowers will deliver to Lender the certification of the chief financial or accounting officer of Datrek in the form of Exhibit B attached hereto to the effect that Borrowers are in compliance with the terms and conditions of this Agreement, and setting forth in detail the calculation of all financial covenants, or, if Borrowers are not in compliance, describing the nature of any noncompliance and the steps Borrowers are taking or propose to take to remedy the same.

(b) Collateral Reports. Concurrent with the execution of this Agreement by Borrowers and concurrent with each request for a loan pursuant to Section 2(a), but no less frequently than as required by Item 26 of the Schedule, Borrowers shall deliver to Lender a fully completed Borrowing Base Certificate certified by the Chief Executive Officer or Chief Financial Officer of Datrek as being true and correct. Concurrent with the delivery of each such Borrowing Base Certificate, Borrowers shall provide a written report to Lender of all materially significant returns, disputes and claims, together with sales and other reports relating to the Accounts and Inventory as required by Lender. Borrowers shall deliver to Lender within ten (10) days after the end of each month a report, reflecting the status as of the end of each month and certified by the Chief Executive Officer or Chief Financial Officer of Datrek as being true and correct, containing (i) a current detailed aging, by total and by Customer, of Borrowers’ Accounts, (ii) a current detailed aging, by total and by vendor, of Borrowers’ accounts payable, and (iii) a detailed report of Borrowers’ Inventory, setting forth the quantity, type and cost thereof, all of which shall be set forth in a form and shall contain such information as is acceptable to Lender. Borrowers will also conduct a physical inventory count no less frequently than annually, adjust Borrowers’ records to reflect the results of the count and deliver to Lender monthly a list of locations of Inventory and the types and values of Inventory at each such location, in such form as Lender may require. At Lender’s request, Borrowers shall conduct such physical inventory counts and deliver such information more or less often than described above and such other information with respect to the Collateral, Borrowers or Borrowers’ business or financial condition as Lender may reasonably request.

(c) Guarantor Financials. Within ninety days after each fiscal year-end, Borrowers will cause each guarantor of the Obligations (or any portion thereof) to deliver to Lender a personal financial statement as of such year-end, in such form as Lender may reasonably request.

(d) Good Standing Certificates. By December 15, 2004, each Borrower shall have qualified to do business as a foreign corporation in the State of Tennessee, and each Borrower shall deliver to Lender a good standing certificate for such Borrower from the Secretary of State of the State of Tennessee evidencing such qualification by such date.

(e) Other Information. Borrowers will notify Lender as promptly as possible of any Default, any receipt by any Borrower of notice from any governmental authority that any Borrower has or may have violated any law, rule or regulation applicable to any Borrower or the terms or conditions of any permit or license any Borrower holds or is required to hold in connection with the conduct of such Borrower’s business, any amendment to any Borrower’s constituent documents and any change in any Borrower’s management or ownership, and the commencement of any material litigation, claim or action against any Borrower.

10. Inspection Rights; Expenses; Etc.

(a) Inspection. Lender may examine and make copies of each Borrower’s records, the Collateral and all other assets of each Borrower or any portion thereof, wherever located, and may enter upon each Borrower’s premises for such purposes, without notice, during business hours. Borrowers will assist Lender in whatever way necessary to make each such examination. Lender may discuss each Borrower’s financial condition with Borrowers’ independent accountants without liability to Lender or such accountants.

(b) Performance by Lender. Lender may, from time to time at Lender’s option, perform any agreement of any Borrower’s hereunder which any Borrower fails to perform and take any other action which Lender deems necessary for the maintenance or preservation of any of the Collateral or Lender’s interest therein, and Borrowers agree to reimburse Lender immediately on demand for all of Lender’s expenses in connection with the foregoing (including, without being limited to, reasonable fees and expenses of legal counsel), together with interest thereon at the default rate of interest provided for herein from the date any such expense is incurred until reimbursed by Borrowers.

(c) Field Examinations; Inspections. Lender shall have the right without hindrance or delay to conduct field examinations to inspect the Collateral, Borrowers’ books and records and all other aspects of Borrowers’ business. Borrowers agree to pay for such examinations as more fully described on Item 27 of the Schedule. Lender shall have full access to all records available to Borrowers from any credit reporting service, bureau or similar service and shall have the right to examine and make copies of any such records. Lender may exhibit a copy of this Agreement to such service and such service shall be entitled to rely on the provisions hereof in providing access to Lender as provided herein.

11. Rights of Setoff, Application of Payments, Etc. Lender will be entitled to hold or set off all sums and all other property of any Borrower at any time to any Borrower’s credit or in Lender’s possession (or the possession of any of Lender’s Affiliates) by pledge or otherwise or upon or in which Lender may have a Lien, as security for any and all of the Obligations. Lender will have the right and is hereby irrevocably authorized and directed to charge to Borrowers’ loan account the amounts of any and all such Obligations. Recourse to the Collateral or other security for the Obligations will not at any time be required and each Borrower hereby waives any right of marshalling that such Borrower may have. Each Borrower’s obligation to pay or repay the Obligations is unconditional. Borrowers agree that Lender may take such action with regard to the custody and collection of Accounts assigned to Lender as Lender may deem necessary. Each Borrower agrees that failure to take any action with regard to any given Account will not be unreasonable until and unless Lender receives a written request for specific action from Borrowers’ Agent with regard thereto and fails to respond thereto within a commercially reasonable time. Each Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of any Borrower (including any rights any Borrower may have under Section 13-4-42 of the Official Code of Georgia), and each Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner and in such order as Lender may deem advisable.

12. Attorney-in-Fact. Each Borrower hereby appoints and constitutes Lender as such Borrower’s attorney-in-fact: (a) at any time, (i) to endorse such Borrower’s name upon any notes, acceptances, checks, drafts, money orders, and other evidences of payment that come into Lender’s possession and to deposit or otherwise collect the same; (ii) to send verifications of accounts to Customers; and (iii) to execute in such Borrower’s name any financing statements, affidavits and notices with regard to any and all Lien rights; and (b) while any Default exists, (i) to receive, open, and dispose of all mail addressed to such Borrower; (ii) to notify the postal authorities to change the address and delivery of mail addressed to such Borrower to such address as Lender may designate; (iii) to sign such Borrower’s name on any invoice or bill of lading relating to the Collateral, on drafts against Customers, and notices to Customers; and (iv) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney-in-fact are hereby authorized, ratified and approved, and said attorney-in-fact will not be liable for any errors or mistake of fact or law. This power, being coupled with an interest, is irrevocable while any of the Obligations remain unpaid or Lender has any commitment to Borrowers under this Agreement or otherwise.

13. Defaults and Remedies.

(a) Defaults. For purposes of this Agreement, “Default” means the occurrence of any of the following events: (i) non-payment when due of any amount payable on any of the Obligations or breach of any covenant or failure to perform any agreement or failure to meet any of any Borrower’s or any other Obligor’s obligations contained herein, in any other Loan Document or in any other agreement out of which any of the Obligations arose; (ii) non-payment when due of the premium on any insurance policy required to be maintained hereunder; (iii) any statement, representation, or warranty made in writing in this Agreement, any other Loan Document or in any other writing or statement at any time furnished or made by any Borrower or any other Obligor to Lender proves to have been untrue in any material respect as of the date furnished or made; (iv) any Borrower’s default under any other agreement for borrowed money or any other agreement involving more than the amount set forth on Item 28 of the Schedule; (v) suspension of the operation of any Borrower’s present business; (vi) any Obligor becomes insolvent or unable to pay its debts as they mature, or admits in writing that it is insolvent or unable to pay its debts, makes an assignment for the benefit of creditors, makes a conveyance fraudulent as to creditors under any state or federal law, or a proceeding is instituted by or against any Obligor alleging that such Obligor is insolvent or unable to pay debts as they mature, or a petition under any provision of Title 11 of the United States Code, as amended, is filed by or against any Obligor, and in the case of any such involuntary proceeding, such proceeding continues undismissed or unstayed for 30 consecutive calendar days or any order granting the relief requested shall be entered; (vii) entry of any judgment in excess of the amount set forth on Item 29 of the Schedule against any Obligor or creation, assertion, or filing of any judgment or tax Lien against the property of any Obligor, in each case which remains undischarged for 10 days after such entry or filing; (viii) death of any Obligor who was a natural person, or death or withdrawal of any partner of any Obligor which is a partnership, or dissolution, merger, or consolidation of any Obligor which is a corporation, partnership or limited liability company; (ix) transfer of a substantial part (determined by market value) of the property of any Obligor for less than reasonably equivalent value; (x) sale, transfer or exchange, either directly or indirectly, of a controlling stock or equity ownership interest of any Obligor; (xi) termination, unenforceability or withdrawal of any guaranty for the Obligations, or failure of any Obligor to perform any of its obligations under such a guaranty or assertion by any Obligor that it has no liability or obligation under such a guaranty; (xii) appointment of a receiver for any of the Collateral or for any other property in which any Borrower has an interest; (xiii) seizure of any Collateral by any Person other than Lender; (xiv) any person identified on Item 30 of the Schedule shall for any reason cease to hold the office of Parent or the applicable Borrower set forth opposite such person’s name on Item 30 of the Schedule and a replacement satisfactory to Lender shall not be appointed within 60 days; (xv) the occurrence of any act, omission, event or circumstance which has or could reasonably be excepted to have a materially adverse effect on any Borrower or any other Obligor; (xvi) payment by any Borrower on any Subordinated Debt in violation of the applicable subordination agreement; (xvii) the Pension Benefit Guaranty Corporation or the Department of Labor commences proceedings under ERISA to terminate any of any Borrower’s employee pension benefit plans; or (xviii) SVCH shall cease to own, directly or indirectly, at least 51% of the outstanding capital stock of any Borrower or Parent, or SVCH shall cease to have direct or indirect voting control of any Borrower or Parent.

(b) Remedies. If a Default occurs and is continuing:

(i) Lender may, without demand or notice to any Borrower, terminate Lender’s commitment, if any, to make loans or to extend other financial accommodations to Borrowers, and may declare the entire principal amount of all loans outstanding hereunder, all interest thereon, any unpaid fees and all other Obligations of any kind or nature to be, and thereupon the same will immediately become, due and payable in full; and, in the event of a Default described under clause (vi) of Section 13(a), such termination and acceleration shall automatically occur without any notice, demand or presentment of any kind. Borrowers agree to deposit with Lender a cash sum equal to the amount of letters of credit and acceptances issued or guaranteed by Lender or any Affiliate of Lender which have not been drawn upon or matured, which funds will be used to reimburse Lender or such Affiliate of Lender upon drawing under any letter of credit or maturity of any acceptances.

(ii) Lender may decrease the advance rates set forth in the definition of “Borrowing Base” in Lender’s discretion.

(iii) Lender or Lender’s designee may notify Customers that the Accounts have been assigned to Lender and that Lender has a security interest therein, collect them directly, and charge the collection costs and expenses to Borrowers’ loan account.

(iv) Without notice to or demand upon any Borrower or any other Person, Lender may make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrowers authorize Lender to enter each premises where any Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any Lien which in Lender’s opinion appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.

(v) Lender may ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell the Collateral. Any such sale may be either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms. It is not necessary that the Collateral be present at any such sale.

(vi) Lender may exercise its rights and remedies under the other Loan Documents. Without limiting the generality of the foregoing, Lender may apply the cash collateral pledged pursuant to the Cash Collateral Pledge Agreement or any other agreement to the Obligations in such order as Lender may elect.

(vii) Lender may, without notice to any Borrower except as expressly provided herein, at Lender’s option, exercise any of the remedies available to Lender as a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction, or otherwise available to Lender under applicable law. Borrowers agree, upon Default, to cease the sale or other disposition of the Collateral, except with Lender’s prior written consent, and to assemble at Borrowers’ expense all the Collateral at a convenient place acceptable to Lender. Lender may charge to Borrowers’ loan account and Borrowers will pay Lender upon demand all costs and expenses, including reasonable attorneys’ fees (including fees of attorneys that are regular salaried employees of Lender or any of its Affiliates), in connection with: (A) the liquidation of any Collateral; (B) obtaining or enforcing payment of the Obligations; (C) the settlement, adjustment, compromise, or litigation of Customer disputes; or (D) the prosecution or defense of any action or proceeding either against Lender or against any Borrower concerning any matter growing out of or in connection with this Agreement and/or any Collateral and/or any Obligations. If at any time Lender pays any state, city, local, federal, or other tax or levy attributable to the Collateral, Borrowers will repay to Lender the amount of tax so paid by Lender. Borrowers agree that Lender may apply any proceeds from disposition of the Collateral first to satisfy obligations secured by Liens prior to Lender’s security interest. Borrowers will remain liable and will pay on demand any deficiencies arising upon the liquidation of any Collateral held by Lender.

(c) Notices. If any notice of intended disposition of the Collateral or of any other act by Lender is required by law and a specific time period is not stated therein, such notice, if given five days before such disposition or act, in accordance with the provisions of Section 15(a), will be deemed reasonably and properly given.

(d) License. Each Borrower hereby grants to Lender a license or other right to use, without charge, each Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and each Borrower’s rights under all licenses, and all franchise agreements shall inure to Lender’s benefit.

(e) Remedies Cumulative. Lender’s rights and remedies under this Agreement and all other Loan Documents shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any default on Borrowers’ part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election or acquiescence by it.

14. Indemnification. Borrowers jointly and severally agree to defend, indemnify, and hold harmless Lender and Lender’s directors, officers, employees, Affiliates, representatives, attorneys and agents (each an “Indemnified Person”) from and against any and all penalties, fines, liabilities, damages, costs, or expenses of whatever kind or nature asserted against any such Indemnified Person, arising out of, or in any way related to this Agreement or any other Loan Document, or the transactions contemplated hereby or thereby, including by reason of the violation of any law or regulation relating to the protection of the environment or the presence, generation, disposal, release, or threatened release of any hazardous materials in connection with any Borrower’s business on, at or from any property at any time owned or operated by any Borrower, including, without limitation, reasonable attorneys’ and consultants’ fees, investigation and laboratory fees, court costs, and litigation expenses actually incurred. Without limiting the foregoing, Borrowers represent and warrant that there has been no loan broker or investment banker involved in connection with the transactions contemplated hereby, and Borrowers agree to indemnify and hold Lender harmless from any claim of compensation payable to any loan broker or investment banker in connection with the transactions contemplated hereby.

15. General Provisions.

(a) Notices. Except as specifically provided in this Agreement or in any of the other Loan Documents, all notices and communications hereunder and thereunder will be in writing or by telephone subsequently confirmed in writing. Notices in writing will be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and will be deemed received, in the case of personal delivery, when delivered; in the case of overnight courier service, on the next Business Day after delivery to such service; in the case of mailing, on the fourth Business Day after mailing; and, in the case of facsimile transmission, upon transmittal if confirmed by the sender’s facsimile device; provided that in the case of notices to Lender, Lender will be charged with knowledge of the contents thereof only when such notice is actually received by Lender. A telephonic notice to Lender as understood by Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice. Notices to Lender or Borrowers will be sent to the addresses set forth on Item 31 of the Schedule, or any other address for Borrowers or Lender of which the other is notified by like notice.

(b) Governing Law. This Agreement will be governed by and construed and enforced according to the laws of the State of Georgia.

(c) No Waiver. No waiver hereunder will be valid unless in writing signed by Lender and then only to the extent therein stated. No delay or failure on Lender’s part in the exercise of any right or remedy hereunder will operate as a waiver thereof or of Lender’s right to exercise any other right or remedy.

(d) Time of Essence. Time is of the essence of this Agreement.

(e) Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f) Successors and Assigns. Each Borrower’s and Lender’s rights and obligations hereunder will inure to the benefit of such Person’s respective successors and assigns, provided that Borrowers acknowledge and agree that without Lender’s prior written consent, which may be withheld for any reason or no reason, no Borrower may assign such Borrower’s rights or obligations or any part thereof hereunder to any other Person. Lender may assign this Agreement and its rights and duties hereunder. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and benefits hereunder.

(g) Submission to Jurisdiction, Service, Etc. (i) Each Borrower agrees that any suit, action or proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Documents, the Obligations, the relationship between any Borrower and Lender created hereby, or arising out of any judgment against any Borrower entered by any court or other tribunal of competent jurisdiction with respect to the enforcement of this Agreement, may be instituted in any state court located in the state of Georgia or the United States District Court for the Northern District of Georgia or in any other court having subject matter jurisdiction, as Lender may select in Lender’s sole discretion. Each Borrower hereby expressly and irrevocably submits and consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, hereby waiving personal service of the summons and complaint, or other process or papers issued therein. Each Borrower hereby waives, to the fullest extent permitted by law, any objection such Borrower may have to the venue of any such suit, action or proceeding. Further, each Borrower hereby irrevocably waives, to the fullest extent such Borrower may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding. Each Borrower further agrees that a final judgment in any such suit, action or proceeding brought in any such court or tribunal will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(ii) Each Borrower hereby agrees that service of process mailed or delivered to Borrowers’ Agent at the address for notices to Borrowers as provided herein will be deemed in every respect effective service of process upon such Borrower in any such suit, action or proceeding in any such court or tribunal and will be taken and held to be valid, personal service on such Borrower, irrespective of whether such Borrower will then be doing, or at any time will have done, business within the State of Georgia.

(iii) Nothing in this Section 15(g) will affect Lender’s right to serve legal process in any other manner permitted by law or affect Lender’s right to bring any action or proceeding against any Borrower or any Borrower’s property in the courts of any other jurisdiction.

(h) Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS AND LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE OBLIGATIONS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY PARTY’S ACTIONS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF. EACH BORROWER AND LENDER ACKNOWLEDGE THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING.

(i) Waiver of Hearing. EACH BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE ALL RIGHTS WHICH SUCH BORROWER HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING LENDER, ITS SUCCESSORS AND ASSIGNS TO POSSESSION OF THE COLLATERAL UPON A DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH LENDER MAY HAVE, EACH BORROWER CONSENTS THAT, IF LENDER FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND

PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW.

(j) Expenses. Borrowers shall pay on demand all of Lender’s costs and expenses in connection with underwriting and performing due diligence with respect to the transactions contemplated hereby and the preparation, reproduction, execution, delivery, administration and enforcement of this Agreement, including the reasonable fees and out-of-pocket expenses of Lender’s counsel (including the allocated cost of in-house legal counsel to Lender), in each case whether incurred on, prior or subsequent to the Agreement Date. In addition, Borrowers shall pay any and all stamp and other taxes and recording and filing fees payable in connection with the execution and delivery of all other instruments and documents to be delivered hereunder. Such amounts may be charged by Lender to Borrowers’ account as one or more loans hereunder. All provisions in this Agreement providing for the payment or reimbursement of Lender’s attorneys’ fees and expenses include, without limitation, such fees and expenses incurred pursuant to or in connection with proceedings brought under 11 U.S.C., the Federal Bankruptcy Code.

(k) Execution in Counterparts. This Agreement may be executed in separate counterparts, all of which shall constitute one and the same agreement.

(l) Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding among Lender and Borrowers and supersede all prior agreements and understandings relating to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement as of the day and year first above written.

DATREK PROFESSIONAL BAGS, INC., f/k/a Datrek Acquisition, Inc.

By:	/s/ DENNIS RYAN
Dennis Ryan, President

MILLER GOLF COMPANY, f/k/a Miller Acquisition, Inc.

By:	/s/ MICHAEL S. HEDGE
Michael S. Hedge, President

FCC, LLC, d/b/a FIRST CAPITAL

By:	/s/ EVAN G. JONES
Evan G. Jones, Senior Vice President

NOTARY JURAT FOR EXECUTION OF

WRITTEN OBLIGATIONS TO PAY MONEY

On this the      day of October, 2004, before me, the undersigned, a Notary Public in and for the State of                     , County of                             , Dennis Ryan personally appeared, who is personally known to me or proved to me on the basis of satisfactory evidence to be the President of Datrek Professional Bags, Inc., a Florida corporation, who, being by me first duly sworn, stated that:

1.	He executed the foregoing Loan and Security Agreement on behalf of such corporation pursuant to its by-laws or a resolution of its board of directors, said execution taking place in the State of , County of ; and

2.	He has this day delivered the foregoing Loan and Security Agreement to FCC, LLC, d/b/a FIRST CAPITAL, at Cobb County, Georgia via overnight courier.

Signature of Borrowers’ Officer:

By:
Dennis Ryan

Sworn to and subscribed before me this      day of October, 2004:

Notary Signature

My Commission Expires:

[Affix Notarial Seal]

NOTARY JURAT FOR EXECUTION OF

WRITTEN OBLIGATIONS TO PAY MONEY

On this the      day of October, 2004, before me, the undersigned, a Notary Public in and for the State of                     , County of                             , Michael S. Hedge personally appeared, who is personally known to me or proved to me on the basis of satisfactory evidence to be the President of Miller Golf Company, a Florida corporation, who, being by me first duly sworn, stated that:

3.	He executed the foregoing Loan and Security Agreement on behalf of such corporation pursuant to its by-laws or a resolution of its board of directors, said execution taking place in the State of , County of ; and

4.	He has this day delivered the foregoing Loan and Security Agreement to FCC, LLC, d/b/a FIRST CAPITAL, at Cobb County, Georgia via overnight courier.

Signature of Borrowers’ Officer:

By:
Michael S. Hedge

Sworn to and subscribed before me this      day of October, 2004:

Notary Signature

My Commission Expires:

[Affix Notarial Seal]

AFFIDAVIT REGARDING DELIVERY

On this the      day of October, 2004, before me, the undersigned, a Notary Public in and for the State of Georgia, County of                     , Evan G. Jones personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be a Senior Vice President of FCC, LLC, d/b/a FIRST CAPITAL, who, being by me first duly sworn, stated that he has received delivery of the foregoing Loan and Security Agreement on behalf of FCC, LLC, d/b/a FIRST CAPITAL in the State of Georgia, County of Cobb.

Signature of Officer of FCC, LLC, d/b/a First Capital

Sworn to and subscribed before me this      day of October, 2004:

Notary Signature

My Commission Expires:

[Affix Notarial Seal]

SCHEDULE

This Schedule is a part of the foregoing Loan and Security Agreement dated as of October 15, 2004, among DATREK PROFESSIONAL BAGS, INC. and MILLER GOLF COMPANY as borrowers (each, a “Borrower”), and FCC, LLC, d/b/a FIRST CAPITAL, as lender (“Lender”).

1. Borrowing Base

“Borrowing Base” means, at any time, an amount equal to:

(a)	the lesser of:

(i)	$5,000,000, and

(ii)	the sum of:

(A)	85% of the dollar amount of Eligible Accounts; plus

(B)	the lesser of:

(1)	$2,000,000,

(2)	50% of the dollar value (determined at the lower of cost or market value) of Eligible Inventory, and

(3)	the amount available to be borrowed under clause (ii)(A) above;

minus

(b)	the sum of:

(i)	such reserves as Lender may establish from time to time in its discretion (including, without limitation, a reserve for licensing fees and royalties payable by Borrowers with respect to Inventory), plus

(ii)	the amount available to be drawn under, plus the amount of any unreimbursed draws with respect to, any letters of credit or acceptances which have been issued, created or guaranteed by Lender or any Affiliate of Lender for Borrower’s account.

2. Accounts Eligibility

(a) Accounts Age: Any Account (other than Eligible Dating Accounts, as defined below, which shall not be ineligible under this clause (a)) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due shall not constitute an Eligible Account.

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“Eligible Dating Account” means an Account (i) with respect to which not more than 150 days have elapsed since the date of the original invoice therefor, (ii) which is not past due, and (iii) with respect to which the invoice clearly identifies the payment terms, which shall require payment in full within 150 days of the invoice date.

Borrowers acknowledge and agree that Eligible Dating Accounts may not be included in the borrowing base to the extent that such Accounts exceed, in the aggregate, the lesser of (i) $1,000,000, and (ii) 25% of the dollar amount of total Eligible Accounts. Additionally, Eligible Dating Accounts shall not constitute “Eligible Accounts” and shall not be included in the borrowing base during the months of June, July or August of any calendar year.

(b) Cross-Aging Percentage: 50%

(c) Concentration Limit: 15%

3. Permitted Liens

Existing Liens and financing statements:

Debtor:	Datrek Professional Bags, Inc.
Secured Party:	Copelco Capital, Inc.
Jurisdiction:	Tennessee Secretary of State
File No.:	300-025362
Date Filed:	4/28/2000
Collateral:	Leased equipment

Debtor:	Datrek Professional Bags, Inc.
Secured Party:	Associates Leasing, Inc.
Jurisdiction:	Tennessee Secretary of State
File No.:	301-072492
Date Filed:	4/5/2001
Collateral:	Leased equipment—Nissan Forklifts

Debtor:	Mill Golf Acquisition, LLC Miller Golf
Secured Party:	American Express Business Finance Corporation
Jurisdiction:	Massachusetts Secretary of the Commonwealth
File No.:	737258
Date Filed:	8/14/2000
Collateral:	Leased equipment

Debtor:	Miller Golf Company, LLC
Secured Party:	Diversified Capital Credit Corp.
Jurisdiction:	Florida Secretary of State
File No.:	200406537818
Date Filed:	4/1/2004
Collateral:	Specific equipment

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4. Persons Authorized to Request Loans

Officer or Employee Name	Borrower	Title
Patrick Fox	Datrek and Miller	Chief Financial Officer
Lori Breedlove	Datrek and Miller	Controller
Michael Hedge	Datrek and Miller	President

5. Collection Days: Two (2) Business Days

6. Conditions To Initial Loans

1. The Mergers and the Acquisitions shall have been consummated in accordance with the terms and conditions of the Merger Documents and the Acquisition Documents and in accordance with applicable law, and Borrowers shall have effectively changed their legal names to “Datrek Professional Bags, Inc.” and “Miller Golf Company”, respectively.

2. Lender shall have received a perfected, first-priority security interest in cash collateral for the Obligations in the amount of not less than $500,000 pursuant to documentation in form and substance acceptable to Lender in its discretion.

3. Borrowers shall have at least $250,000 of unused borrowing availability after giving effect to the loans made on the Agreement Date (including the payment of the closing fee).

4. The items listed below are required to be delivered, in form and substance satisfactory to Lender in its sole discretion, as a condition to Lender’s obligation to fund the initial loan or extend the first financial accommodation to Borrowers under this Agreement.

Certified copy of articles of incorporation for each Borrower and Parent

Bylaws	for each Borrower and Parent

Secretary’s certificate as to constituent documents, bylaws, authorizing action (e.g., corporate resolutions) and incumbency of officers/status and specimen signatures of authorized signers for each Borrower and Parent

Good Standing Certificates (state of organization for each Borrower and Parent)

Lien search results for each Borrower, Datrek Seller, Miller Seller and Parent

Payoff letter from Capital Business Credit, a division of Capital Factors, Inc. and any creditor of any Borrower, Datrek Seller, Miller Seller or Parent whose loans are to be refinanced from proceeds of loans made under this Agreement

Lien termination documents from Capital Business Credit, a division of Capital Factors, Inc., any other creditor of any Borrower, Datrek Seller, Miller Seller or Parent whose filings are to be terminated, etc.

Landlord, warehouseman or other bailee waivers

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Parent Guaranty

Stock Pledge Agreement

Support Agreements

Subordination Agreements from Datrek Seller and Stanford International Bank

Collateral Assignment

Certified Copy of all Acquisition Documents, all Merger Documents and the Securities Purchase Agreement

Financial statements, including pro forma financial statements of Borrowers as of a date satisfactory to Lender, giving effect to the Mergers and the Acquisitions

Borrowing Base Certificate as of a date satisfactory to Lender

Financing statements

Officer’s certificate as to representations, warranties and no defaults

Solvency certificates

Opinion letter of legal counsel to Borrowers, Parent and each Support Party, and Lender shall be named as an addressee or receive a reliance letter satisfactory to Lender with respect to with any legal opinion delivered in connection with any Merger or Acquisition.

All other items described on the Schedule of Closing Documents previously delivered by Lender or Lender’s counsel to Borrowers or Borrowers’ counsel

Such other instruments, agreements, certificates and other documents as Lender may request in good faith

7. Termination Date

This Agreement will terminate on the second anniversary of the Agreement Date; provided, however, that this Agreement will be renewed for succeeding one-year periods thereafter unless written notice of termination is provided by Borrowers’ Agent to Lender or by Lender to Borrowers’ Agent at least 60 days prior to the then-effective termination date.

8. Interest Margin: 2.50%

9. Default Margin: 3.00%

10. Fees

a. Upon execution of this Agreement, in consideration of Lender’s structuring, approving and committing to this Agreement, but without affecting Borrowers’ obligation to reimburse Lender

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for costs associated with this Agreement and the transactions contemplated hereby as provided elsewhere in this Agreement, Borrowers agree to pay Lender a fee in the amount of $100,000, which will be fully earned on the Agreement Date and non-refundable when paid.

b. For services performed by Lender in connection with Lender’s continuing administration hereof, Borrowers shall pay to Lender a fee of $50,000 per annum, payable annually in advance on each anniversary of the Agreement Date and continuing so long as any loan shall remain outstanding or this Agreement shall not have been terminated.

c. For services performed by Lender in connection with Lender’s continuing administration hereof, Borrowers shall pay to Lender a fee of $2,000 per month, payable monthly in advance on the first day of each calendar month beginning with the first such date following the Agreement Date and continuing so long as any loan shall remain outstanding or this Agreement shall not have been terminated.

d. In consideration of the maintenance of Lender’s commitment hereunder, Borrowers will pay Lender a fee at the rate of 0.25% per annum on the daily average unused portion of Lender’s commitment to make revolving loans hereunder, payable monthly in arrears on the first day of each calendar month, beginning on the first such date following the Agreement Date.

All of the foregoing fees constitute compensation to Lender for services rendered and are not interest or a charge for the use of money. Each installment of such fees shall be fully earned when due and payable and shall not be subject to refund or rebate.

11. Organizational Information of Borrowers, Datrek Seller and Miller Seller

Exact Legal Name	State of Organization	Type of Organization	Organizational Identification Number
Datrek Professional Bags, Inc.	Florida	Corporation	P04000122829
Miller Golf Company	Florida	Corporation	P04000122825
Datrek Professional Bags, Inc.	Tennessee	Corporation	0126543
Miller Golf Company, LLC	Florida	Limited liability company	L01000004746

12. Subsidiaries and Investments in Other Persons: None.

13. Pending Litigation: Datrek Seller has been accused of patent infringement by Great Divider. Pursuant to the Datrek Acquisition Documents, Datrek Seller has agreed that Datrek’s liability in connection with such dispute shall be limited to $100,000, with Datrek Seller to be liable for any amount in excess thereof.

14. Existing Debt and Guarantees: None.

15. Prior Legal Names of Borrowers: Datrek was formerly known as Datrek Acquisition, Inc. and Miller was formerly known as Miller Acquisition, Inc.

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Prior Legal Names of Datrek Seller and Miller Seller: None in the past five years.

Prior or Current Trade or Fictitious Names of Borrowers: None.

Prior or Current Trade or Fictitious Names of Datrek Seller and Miller Seller: None.

Mergers and Acquisitions by Borrowers: None.

Mergers and Acquisitions by Datrek Seller and Miller Seller: None.

16. Locations of Offices and Collateral

Current Chief Executive Office of Borrowers:

The chief executive office of each Borrower is located at 835 Bill Jones Industrial Drive, Springfield, Tennessee 37172.

Other Locations of Borrowers’ Chief Executive Office in past five years:

The chief executive office of each Borrower was previously located at 11 Commerce Drive, Rockland, Massachusetts 02370.

Other Current Collateral Locations of Borrowers:

Miller has certain assets located at 11 Commerce Drive, Rockland, Massachusetts 02370; Miller anticipates moving these assets to 835 Bill Jones Industrial Drive, Springfield, Tennessee 37172 within 60-90 days following the Agreement Date. Datrek has some Collateral located at 130 Nolan Court, Markham, Ontario, Canada L3R 2V7.

Current Chief Executive Office of Datrek Seller and Miller Seller:

The chief executive office of each Datrek Seller is located at 835 Bill Jones Industrial Drive, Springfield, Tennessee 37172. The chief executive office of Miller Seller is located at 11 Commerce Drive, Rockland, Massachusetts 02370.

Other Locations of Datrek Seller’s and Miller Seller’s Chief Executive Office in past five years: None.

Other Current Asset Locations of Datrek Seller and Miller Seller:

Datrek Seller has some Collateral located at 130 Nolan Court, Markham, Ontario, Canada L3R 2V7.

17. Ownership Structure: Each Borrower is a direct, wholly-owned subsidiary of Parent. Parent’s ownership structure is as follows: (i) SVCH owns approximately 68.5%, (ii) Datrek Seller owns approximately 20%, (iii) outside shareholders of Parent (carry over from the shell company) own approximately 7.5% and (iv) Stanford employees own approximately 3.65%.

18. Owned Real Property: None.

Leased Real Property (including legal name of landlord and monthly rent):

Datrek will lease Borrowers’ facility located at 835 Bill Jones Industrial Drive, Springfield, Tennessee 37172 from Datrek Seller for approximately $50,000 per month, plus taxes.

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Warehousemen, processors, consignees or other bailees in possession or control of any Inventory (include name, address where Inventory is stored and description of the arrangement): None.

19. Bank Accounts:

Datrek maintains the following bank accounts:

Financial Institution	Account Type	Account Number
U.S. Bank	Disbursement Account	151203298915
U.S. Bank	Payroll Account	151203298907
U.S. Bank	Payroll Account	151203298923
Bank of Montreal	Correspondent account with U.S. Bank	3144-1014186
Firstar Bank	Merchant Account for Credit Card Payments	79132172876
American Express	Merchant Account for Credit Card Payments	441-041-697-8

20. Commercial Tort Claims: None.

21. Financial Covenants:

(a) Borrowers shall maintain, on a consolidated basis, a ratio of Borrowers’ (i) net income (excluding extraordinary gains) before provision for interest expense, taxes, depreciation and amortization, to (ii) interest expense, plus payments of principal actually made or scheduled to be made with respect to indebtedness (other than scheduled but unpaid payments on Subordinated Debt and principal payments on revolving loans under this Agreement), plus payments with respect to capitalized leases, plus taxes, plus dividends and distributions, plus unfinanced capital expenditures, of at least (A) 1.0 to 1 for the measurement dates of March 31, 2005, April 30, 2005, May 31, 2005 and June 30, 2005, and (B) 1.5 to 1 for each measurement date thereafter. Such ratio shall be measured as of the end of each calendar month from and after March 31, 2005 and shall be calculated (y) for each calendar month end through and including February 28, 2006, for the period from March 1, 2005 through and including the last day of the calendar month most recently ended, and (z) for each calendar month end from and after March 31, 2006, for the twelve-month period then ended.

(b) Borrowers shall maintain, on a consolidated basis, a Tangible Net Worth, plus the outstanding principal balance of Subordinated Debt, of at least (i) $4,000,000 as of December 31, 2004 and December 31, 2005, and (ii) $4,750,000 as of December 31, 2006 and as of December 31 of each calendar year thereafter. As used herein, “Tangible Net Worth” means, as of any date, the total assets of Borrowers minus the total liabilities of Borrowers calculated in conformity with GAAP, less all amounts due from Borrowers’ Affiliates and the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, intellectual property, unamortized excess cost of investments in subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

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In determining compliance with the covenants described in clauses (a) and (b) above through and including October 15, 2005, Borrowers may exclude costs and expenses relating to the Mergers and the Acquisitions (but not any portion of the purchase price with respect thereto) in an aggregate amount not to exceed the lesser of the actual amount of such costs and expenses and $600,000.

(c) Borrowers shall maintain average unused borrowing availability, tested as of the last day of each calendar month for the calendar month period then ended, of at least $250,000 for each such calendar month period from the Agreement Date through and including March 31, 2005.

22. Permitted Purchase Money Debt: $300,000

23. Permitted Capital Expenditures: $300,000 during any fiscal year

24. Maximum Annual Increase in Officers’ Compensation: Borrowers represent and warrant to Lender that the aggregate compensation paid and to be paid to the officers and directors of Borrowers for the current fiscal year of Borrowers is approximately $650,000. Such compensation shall not increase by more than 10% per fiscal year hereafter.

25. Annual Financial Statements: To be audited and certified without qualification by an independent practicing certified public accountant acceptable to Lender.

26. Borrowing Base Certificates: Borrowers shall deliver to Lender a Borrowing Base Certificate by 11:00 a.m. on the second Business Day of each calendar week, prepared as of the close of business on the last day of the immediately preceding week.

27. Field Examinations: Borrowers agree to pay to Lender Lender’s customary fees and disbursements relating to field examinations of the Collateral, Borrowers, Borrowers’ business and Borrowers’ books and records, which, as of the Agreement Date, are $850 per examiner per day plus all of the out-of-pocket examination costs and travel and other expenses incurred by such examiners. Borrowers shall not be obligated to pay for more than one field examination per calendar quarter; provided, however, that any field examination conducted while a Default exists shall not count against such limitation, and Borrowers shall pay for each such field examination conducted while a Default exists.

28. Cross Default Amount: $50,000

29. Judgment Cross Default Amount: $50,000

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30. Change of Management Default:

Officer Name	Obligor	Office
Michael Hedge	Miller	Chief Executive Officer
Dennis Ryan	Datrek	President/Chief Executive Officer
Patrick Fox	Miller	Chief Financial Officer
Patrick Fox	Datrek	Chief Financial Officer
Deborah Ryan	Parent	Chief Operating Officer
Deborah Ryan	Datrek	Chief Operating Officer
Michael Hedge	Parent	President/Chief Executive Officer

31. Notice Addresses:

If to Borrowers:	Datrek Professional Golf Bags, Inc.
835 Bill Jones Industrial Drive
Springfield, Tennessee 37172
Attn.: Patrick Fox
Facsimile No.: 615-384-1290

With a copy to:	Seth P. Joseph, Esq.
Adorno & Yoss, P.A.
2601 South Bayshore Drive, Suite 1600
Miami, Florida 33133
Facsimile No.: 305-858-4777

If to Lender :	FCC, LLC, d/b/a First Capital
125 TownPark Drive, Suite 190
Kennesaw, Georgia 30144
Attn.: Brian J. Cuttic, Senior Vice President
Facsimile No.: 678-594-5901

With a copy to:	Stephen D. Palmer, Esq.
Greenberg Traurig, LLP
The Forum
3290 Northside Parkway, Suite 400
Atlanta, Georgia 30327
Facsimile No.: 678-553-2261

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SECTION 11.17 EXHIBIT A

SECTION 11.18

SECTION 11.19 [Attach form of Borrowing Base Certificate]

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

[TO BE PROVIDED ON BORROWERS’ AGENT’S LETTERHEAD]

                , 200

FCC, LLC, d/b/a First Capital

125 TownPark Drive, Suite 190

Kennesaw, Georgia 30144

Attn.: Brian J. Cuttic, Senior Vice President

The undersigned, the                                                           of DATREK PROFESSIONAL BAGS, INC., a Florida corporation (“Company”), gives this certificate to FCC, LLC, d/b/a First Capital, a Florida limited liability company (“Lender”), in accordance with the requirements of that certain Loan and Security Agreement dated as of October 15, 2004 among Company, Miller Golf Company (together with Company, “Borrowers”) and Lender (as amended from time to time, the “Loan Agreement”). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

No Default exists on the date hereof, other than:                                                                                            [if none, so state].

As of the date hereof, each Borrower is current in its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding any Borrower’s failure to pay or delay in payment of any such rent or other charges.

Set forth on Appendix 1 attached hereto is a true, accurate and complete calculation with respect to the financial covenants of Borrowers under the Loan Agreement.

Yours truly,

DATREK PROFESSIONAL BAGS, INC.

By:
Name:
Title:

Appendix 1

A.	Minimum Fixed Charge Coverage Ratio Requirement 1.5 to 1

Fixed Charge Coverage Ratio	(a) net income (excluding extraordinary gains), plus interest expense, plus taxes, plus depreciation and amortization, divided by (b) interest expense, plus principal payments made or scheduled to be made with respect to indebtedness (other than scheduled but unpaid amounts on Subordinated Debt and principal repayments of the revolving loans under the Loan Agreement) plus payments on capitalized leases, plus taxes, plus dividends and distributions, plus unfinanced capital expenditures

Net Income	$ , plus
Interest Expense	$ , plus
Taxes	$ , plus
Depreciation	$ , plus
Amortization	$ equals

Numerator	$

Interest Expense	$ , plus
Principal Payments made and scheduled to be made with respect to indebtedness	$ , plus
Capitalized Lease Payments	$ , plus
Taxes	$ , plus
Dividends & Distributions	$ , plus
Unfinanced capital expenditures	$ equals
Denominator	$

Actual Fixed Charge = Coverage Ratio	to 1

B.	Minimum Tangible Net Worth Plus Subordinated Debt Requirement of $4,000,000 as of December 31 of each year.

Tangible Net Worth = Net Worth, plus Subordinated Debt less Intangibles

Net Worth	$ , plus
Subordinated Debt	$ , less
Intangible assets	$

Actual Tangible Net Worth	$

[INSERT OR REVISE FINANCIAL COVENANT CALCULATIONS AS APPROPRIATE.]

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